                                                                      EXHIBIT II

                         AMERICAN MEDICAL HOLDINGS, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)



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
                                           THREE MONTHS ENDED FEBRUARY 28,   SIX MONTHS ENDED FEBRUARY 28,
                                           -------------------------------   -----------------------------
                                                 1994           1993              1994           1993
                                              ----------     ----------        ----------     ----------
SIMPLE
  Net income                                   $ 24,277       $ 18,282          $ 40,790       $ 28,843
                                               --------       --------          --------       --------
                                               --------       --------          --------       --------
  Average outstanding shares                     77,058         76,739            76,998         76,701
                                               --------       --------          --------       --------
                                               --------       --------          --------       --------
  Simple net income per share                  $   0.32       $   0.24          $   0.53       $   0.38
                                               --------       --------          --------       --------
                                               --------       --------          --------       --------

PRIMARY
  Net income                                   $ 24,277       $ 18,282          $ 40,790       $ 28,843
  Adjustment for interest on debentures,
    net of tax                                       72             74               143            137
                                               --------       --------          --------       --------
  Net income for primary                       $ 24,349       $ 18,356          $ 40,933       $ 28,980
                                               --------       --------          --------       --------
                                               --------       --------          --------       --------

  Average outstanding shares                     77,058         76,739            76,998         76,701
  Common stock equivalents assuming
    exercise of stock options                     1,833          1,037             1,698            747
  Common stock equivalents assuming
    conversion of debentures                        210            210               210            210
                                               --------       --------          --------       --------
  Shares for primary                             79,101         77,986            78,906         77,658
                                               --------       --------          --------       --------
                                               --------       --------          --------       --------
  Primary net income per share                 $   0.31 (1)   $   0.24 (1)      $   0.52 (1)   $   0.37 (1)
                                               --------       --------          --------       --------
                                               --------       --------          --------       --------

FULLY-DILUTED
  Net income for primary                       $ 24,349       $ 18,356          $ 40,933       $ 28,980
  Adjustment for interest on debentures,
    net of tax                                      133            137               266            260
                                               --------       --------          --------       --------
  Net income for fully-diluted                 $ 24,482       $ 18,493          $ 41,199       $ 29,240
                                               --------       --------          --------       --------
                                               --------       --------          --------       --------

  Shares for primary                             79,101         77,986            78,906         77,658
  Common stock equivalents assuming
    additional conversion of debentures
    and exercise of stock options                   414            361               573            484
                                               --------       --------          --------       --------
  Shares for fully-diluted                       79,515         78,347            79,479         78,142
                                               --------       --------          --------       --------
                                               --------       --------          --------       --------
  Fully-diluted net income per share           $   0.31 (1)   $   0.24 (1)      $   0.52 (1)   $   0.37 (1)
                                               --------       --------          --------       --------
                                               --------       --------          --------       --------


(1) The calculations for primary net income per share and fully-diluted net income per share are submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces either no dilutive effect or the effect on dilution is less than 3%.
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